EXERCISABLE ON OR AFTER THE ISSUE DATE
AND ON OR BEFORE DECEMBER 14, 2003

No. WA

Number of Class A Warrants

CLASS A WARRANTS

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIPE81169P 11 9

This Warrant Certificate certifies that

          or registered assigns, is the registered holder of Warrants expiring December 14, 2003 (the "Warrants") to purchase Common Stock, par value $.01 (the "Common Stock"), of Seabulk International, Inc., a Delaware corporation formerly known as Hvide Marine Incorporated (the "Company"). Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on or after the date of the consummation of the Plan of Reorganization of Hvide Marine Incorporated, a Florida corporation, under Chapter 11 of the Bankruptcy Code (the "Exercisability Date") until 5:00 p.m. New York City Time on December 14, 2003, to receive from the Company one fully paid and nonassessable share of Common
Stock (the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $38.49 per share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

         No Warrant may be exercised before the Exercisability Date. No Warrant may be exercised after 5:00 p.m., New York City Time, on December 14, 2003, and to the extent not exercised by such time such Warrants shall become void.

         Reference is hereby made to further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Class A Warrant Agreement.

         This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

         IN WITNESS WHEREOF, Seabulk International, Inc., a Delaware corporation, has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a signature or a facsimile thereof, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.
Dated:

Seabulk International, Inc.

Attest:


By:


Countersigned:
STATE STREET BANK AND TRUST COMPANY
As Warrant Agent
By:
Authorized Signature

Secretary

President and Chief Executive  Officer



Seabulk International, Inc.
READ CAREFULLY

   Because vessels owned by Seabulk International, Inc. (the "Company") and its subsidiaries operate in the United States coastwise trades, United States law provides that no more than 25 percent of its stock may be owned or controlled by Non-Citizens, as defined in the Application for Purchase of Common Stock printed below on this Certificate. Under the Certificate of Incorporation of the Company, the maximum percentage of the total outstanding shares of common stock of the Company that may be owned by Non-Citizens is 24.99%. Any purported sale, transfer or other disposition to Non-Citizens of shares of common stock which would result in increasing the ownership of shares by Non-Citizens above such maximum permitted percentage shall be ineffective as against the Company to transfer the shares or any voting or other rights in respect thereof, and such transfer shall not be recorded on the books of the Company in any such case, and neither the Company nor the transfer agent for the common stock shall be required to recognize the transferee or purported transferee thereof as a stockholder of the Company for any purpose whatsoever except to the extent necessary to effect any remedy available to the Company. Each share of common stock issued by the Company shall be represented by either CITIZEN SHARE CERTIFICATES or NON-CITIZEN SHARE CERTIFICATES, and shall be subject to the limitations set forth thereon. Any shares represented by CITIZEN SHARE CERTIFICATES held in the names of or for the account of Non-Citizens will have no rights, and the Company may regard any certificate representing such shares, whether or not validly issued, as having been invalidly issued. The Company will furnish to any Warrant holder, upon written request and without charge, copies of the applicable provisions of the Certificate of Incorporation of the Company. Any such request may be addressed to the Company. The shares of common stock to be purchased pursuant to this Warrant will be issued on the books of the Company only if the Application for Purchase of Common Stock set forth below has been executed by the purchaser and the Company determines that such issuance will not cause the percentage ownership of common stock by Non-Citizens to exceed the maximum permitted percentage.


APPLICATION FOR PURCHASE OF COMMON STOCK

The undersigned (the "Applicant") makes application for the purchase by the Applicant of the number of shares of common stock indicated below and hereby certifies to Seabulk International, Inc. that: (answer (a), (b) and/or (c) as applicable)

(a) The Applicant will be the beneficial owner of------------------ shares of the common stock of Seabulk International, Inc. and is is not a "Citizen" (check one).

(b) The Applicant will hold------------------ shares of the common stock of Seabulk International, Inc. for the benefit of one or more "Persons" who ARE "Citizens."

(c) The Applicant will hold------------------ shares of the common stock of Seabulk International, Inc. for the benefit of one or more "Persons" who ARE NOT "Citizens."

    The Applicant agrees that, on the request of Seabulk International, Inc., he will furnish proof in support of this certificate. The Applicant understands that he has an ongoing obligation to provide the information set forth herein and agrees to provide a new Citizenship Certificate at any time as the facts affecting his citizenship or the citizenship of the beneficial owner(s) for whom he holds Seabulk International, Inc. common stock change. Seabulk International, Inc. will provide a blank Citizenship Certificate to the Applicant upon request.

  IMPORTANT NOTICE

THIS APPLICATION CONSTITUTES A BASIS FOR Seabulk International, Inc.'S REPRESENTATION TO THE UNITED STATES GOVERNMENT THAT IT IS A CITIZEN WITHIN THE MEANING OF THE SHIPPING ACT, 1916, AS AMENDED. ANY PERSON MAKING A STATEMENT HEREIN WHICH HE KNOWS TO BE FALSE MAY BE PROCEEDED AGAINST UNDER TITLE 18, UNITED STATES CODE, SECTION 1001 WHICH SECTION PRESCRIBES PENALTIES OF UP TO FIVE YEARS IMPRISONMENT OR A FINE OF UP TO $10,000.

This Application is dated                                             ,

                                                                    Signature of
Applicant For purposes of this Certificate:

A "Citizen" is:
     (i) any individual who is a citizen of the United States, by birth, naturalization or as otherwise authorized by law;
     (ii) any corporation (A) that is organized under the laws of the United States, or of a state of the United States or political subdivision thereof, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States (each a OStateO), (B) of which title to not less than 75% of each class or series of its capital stock is Beneficially Owned, as defined herein, by and vested in Persons, as defined herein, who are Citizens, as defined herein, free from any trust or fiduciary obligation in favor of Non-Citizens, as defined herein, (C) of which not less than 75% of the voting power of the then outstanding shares of capital stock of such corporation entitled to vote generally in the election of directors of such corporation is vested in Citizens free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of Non-Citizens,
(D) of which there are no other means by which control is conferred upon or permitted to be exercised by Non-Citizens, (E) whose president, chief executive officer (by whatever title), chairman of the Board of Directors and all officers authorized to act in the absence or disability of such Persons are Citizens, and
(F) of which more than 50% of that number of its directors necessary to constitute a quorum are Citizens;
     (iii) any partnership (A) that is organized under the laws of the United States or of a State, (B) all general partners of which are Citizens, and (C) of which not less than a 75% interest is Beneficially Owned and controlled by, and vested in, Persons who are Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens;
     (iv) any association (A) that is organized under the laws of the United States or of a State, (B) of which 100% of the members are Citizens, (C) whose president or other chief executive officer (or equivalent position), chairman of the Board of Directors (or equivalent committee or body) and all Persons authorized to act in the absence or disability of such Persons are Citizens, (D) of which not less than 75% of the voting power of such association entitled to vote generally in the election of directors (or equivalent Persons) is vested in Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, and (E) of which more than 50% of the number of its directors (or equivalent Persons) necessary to constitute a quorum are Citizens;
     (v) any limited liability company (A) that is organized under the laws of the United States or of a State, (B) of which not less than 75% of the membership interests are Beneficially Owned by and vested in Persons that are Citizens free from any trust or fiduciary obligation in favor of Non-Citizens and of which the remaining membership interests are Beneficially Owned by and vested in Persons meeting the requirements of 46 U.S.C. Section12102(a), (C) of which not less than 75% of the voting power is vested in Citizens free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly in behalf of Non-Citizens, (D) of which there are no other means by which control is conferred upon or permitted to be exercised by Non-Citizens, (E) whose president or other chief executive officer (or equivalent position),chairman of the Board of Directors (or equivalent committee or body), managing members (or equivalent), if any, and all Persons authorized to act in the absence or disability of such Persons are Citizens, and
(F) of which more than 50% of the number of its directors (or equivalent Persons) necessary to constitute a quorum are Citizens;
     (vi) any joint venture (if not an association, corporation, partnership, or limited liability company) (A) that is organized under the laws of the United States or of a State, and (B) of which 100% of the members are, or 100% of the equity is Beneficially Owned by, Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens; and
     (vii) any trust (A) that is domiciled in and existing under the laws of the United States or of a State, (B) all the trustees of which are Citizens, (C) of which not less than a 75% interest is held for the benefit of Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, and (D) each beneficiary of which with an enforceable interest in the trust is a Citizen.

     The foregoing definition is applicable at all tiers of ownership and in both form and substance at each tier of ownership.

A "Non-Citizen" is any Person other than a Citizen.

A "Person" is an individual, corporation, partnership, association, trust, joint venture, limited liability company or other entity. A Person shall be deemed to be the "Beneficial Owner" of, or to "Beneficially Own" shares of Common Stock to the extent such Person would be deemed to be the beneficial owner thereof pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time.

    The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring December 14, 2003, entitling the holder on exercise to receive shares of Common Stock, par value $.01, of the Company (the OCommon StockO), and are issued or to be issued pursuant to the Class A Warrant Agreement, dated as of December 15, 1999 (the OWarrant AgreementO), duly executed and delivered by the Company to STATE STREET BANK AND TRUST COMPANY, as warrant agent (the OWarrant AgentO), which Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words OholdersO or OholderO meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant Agreement.
    Warrants may be exercised at any time from 9:00 a.m. on or after the Exercisability Date and until 5:00 p.m., New York City Time on the Expiration Date. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the application to purchase Common Stock and the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in lawful money of the United States of America at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.
    The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof and/or the number of shares of Common Stock issuable upon the exercise of each Warrant shall, subject to certain conditions be adjusted. Upon the exercise of any Warrant, the Company may, at its option, pay cash in lieu of the issuance of fractional shares of Common Stock as provided in the Warrant Agreement.
   Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing. may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.
   Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.
   The Company and the Warrant Agent may deem and treat the Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

(Form of Election to Purchase)
(To Be Executed upon Exercise of Warrant)

   The undersigned hereby irrevocably elects to exercise the right with respect
to                 Warrants represented by this Warrant Certificate, to receive shares of Common Stock and herewith makes  payment
therefor in the amount of $                              .  The undersigned
requests that a certificate for such shares be registered in the name of
                                                               , whose
address is

and that such shares be delivered to                             , whose address
is
                                         .  If said number of shares is less
than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of

,
whose address is                            and that such Warrant Certificate be
delivered to                                , whose address  is

 .Date:                                               Signature:


                                                     Signature Guaranteed:
Must  be a Member of a Signature Guarantee  Medallion  Program.

ASSIGNMENT

         For value received,              hereby sell, assign and transfer unto

             PLEASE INSERT SOCIAL SECURITY OR
         OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including zip code of assignee)

the Warrant evidenced by the within Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint


Attorney
to transfer said Warrants on the books of the within named Company with full power of substitution in the premises.


Dated:                              Signature

Signature(s) Guaranteed:




THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

IMPORTANT:
terms on reverse require careful reading

NC

COMMON STOCK


Non-Citizen Share Certificate
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 81169P 10 1
SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that

is the registered holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF the COMMON STOCK, having a PAR VALUE OF $.01 PER SHARE, OF SEABULK INTERNATIONAL, INC. (hereinafter called the OCorporationO) transferable only upon the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
                        witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                        Dated:

Countersigned and Registered:
MELLON INVESTOR SERVICES LLC Transfer Agent and Registrar By:

Authorized Signature

secretary

 president and chief executive officer